                                     BY-LAWS
                                       of
                                 BMB Munai, Inc.
                       (As Amended through June 23, 2006)

                                    ARTICLE I
                                     Offices

Section 1. Registered Office. The address of the registered office of
Corporation within the State of Nevada is 3230 East Flamingo Road, Suite 156,
Las Vegas, Nevada 89121. The name of the registered agent of the Corporation at such address is Gateway Enterprises, Inc.

Section 2. Other Offices. The Corporation shall also have and maintain an office or principal place of business at 202 Dostyk Avenue, Almaty, Kazakhstan 050051 and may also have offices at such other places, both within and without the
State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                             Stockholders' Meetings

Section 1. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Nevada, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the Corporation required to be maintained pursuant to Section 2 of ARTICLE I hereof.

Section 2. Annual Meetings. The Annual Meetings of stockholders of the
Corporation for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors, or, if not so designated, then at 10:00 a.m. on the second Wednesday in September in each year if not a legal holiday, and, if a legal holiday, at the same hour and place on the next succeeding day not a holiday.

Section 3. Special Meetings. Special Meetings of the stockholders of the
Corporation may be called, for any purpose or purposes, by the Chairman of the
Board or the President or the Board of Directors at any time.

Section 4. Notice of Meetings.
(a) Except as otherwise provided by law or the Articles of Incorporation, written notice of each meeting of stockholders, specifying the place, date and hour and purpose or purposes of the meeting and the means of electronic communication, if any, by which stockholders and proxies shall be deemed to be present in person and vote, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat, directed to his address as it appears upon the books of the
Corporation.

(b) If at any meeting action is proposed to be taken which, if taken, would entitle stockholders fulfilling the requirements of the Nevada Revised Statutes to an appraisal of the fair value of their shares, the notice of such meeting shall contain such statements of that purpose and to that effect and shall be accompanied by a copy of that statutory section as required by the Nevada
Revised Statutes.

(c) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d) Notice of the time, place and purpose of any meeting of stockholders may be waived in writing or by transmission of an electronic record, by the person or persons entitled to notice, either before or after the time stated therein, and to the extent permitted by law, will be waived by any stockholder by his attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

(e) Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it or of his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 5. Quorum. At all meetings of stockholders, except where otherwise provided by law, the Articles of Incorporation, or these By-Laws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented any business may be transacted which might have been transacted at the original meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the Corporation. In the event that at any meeting at which the holders of more than one class or series of the
Corporation's capital stock are entitled to vote as a class, a quorum of any such class or series is lacking, the holders of any class or series represented by a quorum may proceed with the transaction of the business to be transacted by that class or series, and if such business is the election of directors, the director whose successors shall not have been elected shall continue in office until their successors shall have been duly elected and shall have qualified.

Section 6. Voting Rights.
(a) Except as otherwise provided by law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date for determining the stockholders entitled to vote at said meeting shall be entitled to vote at such meeting. Shares standing in the names of two or more persons shall be voted or represented in accordance with the determination of the majority of such persons, or, if only one of such persons is present in person or represented by proxy, such person shall have the right to vote such shares and such shares shall be deemed to be represented for the purpose of determining a quorum.

(b) Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary of the Corporation at or before the meeting at which it is to be used. Said proxy so appointed need not be a stockholder. No proxy shall be voted on after six months from its date unless the proxy provides for a longer period, which may not exceed seven years from the date of its creation.

(c) Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy pursuant to subsection (b) of this
Section, the following shall constitute a valid means by which a stockholder may grant such authority:

         (1) A stockholder may execute a writing authorizing another person or persons to act for him as proxy. Execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature. The proxy may be limited to action on designated matters.

         (2) A stockholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

(d) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to subsection (c) of this Section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 7. Voting Procedures and Inspectors of Elections.
(a) The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.
The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv)
determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of competent jurisdiction, upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 78.355(2)(b) of the Nevada Revised Statutes, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

(e) The provisions of this Section 7 shall not apply to any annual meeting of stockholders held prior to the annual meeting of stockholders to be held in
2004.

Section 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Stockholder Proposals at Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto)
given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder of the
Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii)
who complies with the notice procedures set forth in this Section 9. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting,
(i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii)
the name and record address of the stockholder proposing such business, (iii)
the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposal of such business by the stockholder and any material interest of the stockholder in such business, and (v) a representation that the stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 9, provided, however, that nothing in this
Section 9 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedure. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 9, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 10. Nominations of Persons for Election to the Board of Directors. In
addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the
Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the
Board of Directors or by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and the rules and regulations promulgated thereunder; and (b)
as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the stockholder,
(iii) a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such notice and (v) any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee being named as a nominee and to serve as a director if elected.
The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE III
                                    Directors

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Articles of Incorporation or by these By-Laws expressly conferred upon or reserved to the stockholders.

Section 2. Number and Term of Office; Removal. The number of directors of the
Corporation shall be fixed from time to time by these By-Laws but in no event shall be less than three (3). Until these By-Laws are further amended, the number of directors shall be seven (7). The directors shall be divided into three classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included within such group or groups as the Board of Directors shall designate.
At the annual meeting of stockholders in 2004, a class of directors was elected for a one-year term, a class of directors for a two-year term and a class of directors for a three-year term. At each succeeding annual meeting of stockholders, beginning in 2005, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director may be removed from office for cause only and, subject to such removal, death, resignation, retirement or disqualification, shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualify. No alteration, amendment or repeal of these By-Laws shall be effective to shorten the term of any director holding office at the time of such alteration, amendment or repeal, to permit any such director to be removed without cause, or to increase the number of directors in any class or in the aggregate from that existing at the time of such alteration, amendment or repeal until the expiration of the terms of office of all directors then holding office, unless such alteration, amendment or repeal has been approved by either the holders of all shares of stock entitled to vote thereon or by a vote of a majority of the entire Board of Directors. The provisions of this Section 2 shall not apply to directors governed by Section 15 of this ARTICLE III.

Section 3. Election of Directors. At each meeting of the stockholders for the election of directors, the directors to be elected at such meeting shall be elected by a plurality of votes given at such election.

Section 4. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by the stockholders. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors or by the stockholders. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have been qualified. A director elected by the stockholders to fill a vacancy shall be elected to hold office until the expiration of the term for which he was elected and until his successor shall have been elected and shall have qualified. The provisions of this Section 4 shall not apply to directors governed by Section 15 of this ARTICLE III.

Section 5. Resignations. A director may resign at any time by giving written notice to the Board of Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Annual Meetings. The Board of Directors, as constituted following the vote of stockholders at any meeting of the stockholders for the election of directors, may hold its first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after such meeting and at the same place, and notice of such meeting need not be given. Such first meeting may be held at any other time and place specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all the directors.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places and times as may be fixed from time to time by resolution of the Board.

Section 8. Special Meetings; Notice. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President and shall be called by the Secretary upon the written request of any three directors and each special meeting shall be held at such place and time as shall be specified in the notice thereof. At least twenty-four (24) hours' notice of each such special meeting shall be given to each director personally or sent to him addressed to his residence or usual place of business by telephone, telegram or facsimile transmission, or at least 120 hours' notice of each such special meeting shall be given to each director by letter sent to him addressed as aforesaid or on such shorter notice and by such means as the person or persons calling such meeting may deem reasonably necessary or appropriate in light of the circumstances. Any notice by letter or telegram shall be deemed to be given when deposited in the United States mail so addressed or when duly deposited at an appropriate office for transmission by telegram, as the case may be. Such notice need not state the business to be transacted at or the purpose or purposes of such special meeting. No notice of any such special meeting of the
Board of Directors need be given to any director who attends in person or who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice. No notice need be given of an adjourned meeting of the Board of Directors.

Section 9. Quorum and Manner of Acting. A majority of the total number of directors, but in no event less than two directors, shall constitute a quorum for the transaction of business at any annual, regular or special meeting of the
Board of Directors. Except as otherwise provided by law, by the Articles of
Incorporation or by these By-Laws, the act of a majority of the directors present at any meeting, at which a quorum is present, shall be the act of the
Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had.

Section 10. Consent in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

Section 11. Committees.
(a) Executive Committee. The Board of Directors may, by resolution passed by a majority of a quorum of the Board, appoint an Executive Committee of not less than three members, each of whom shall be a director. The Executive Committee, to the extent permitted by law, shall have and may exercise when the Board of
Directors is not in session all powers of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such Committee shall not have the power or authority (i) to approve, adopt, or recommend to stockholders any action or matter required by the Nevada
Revised Statutes to be submitted for stockholder approval; or (ii) to adopt, amend, or repeal any By-Law of the Corporation.

(b) Other Committees. The Board of Directors may, by resolution passed by a majority of a quorum of the Board, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the
Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these By-Laws.

(c) Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board, subject to the provisions of subsections (a) or (b)
of this Section 11, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided, that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his death or voluntary resignation, but the Board may at any time for any reason remove any individual committee member and the Board may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of
Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 11 shall be held at such times and places as are determined by the

Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter; special meetings of any such committee may be held at the principal office of the Corporation required to be maintained pursuant to Section 2 of ARTICLE I hereof; or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 12. Telephone Meetings. The Board of Directors or any committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment if all members of the Board or of such committee, as the case may be, participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 13. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the
Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 14. Interested Directors. No contract or transaction between the
Corporation and one or more of its directors or officers, or between the
Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of
Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                       10

Section 15. Directors Elected by Special Class or Series. To the extent that any holders of any class or series of stock other than Common Stock issued by the
Corporation shall have the separate right, voting as a class or series, to elect directors, the directors elected by such class or series shall be deemed to constitute an additional class of directors and shall have a term of office for one year or such other period as may be designated by the provisions of such class or series providing such separate voting right to the holders of such class or series of stock, and any such class of directors shall be in addition to the classes referred to in Section 2 of this ARTICLE III. Any directors so elected shall be subject to removal in such manner as may be provided by law or by the Articles of Incorporation of this Corporation. The provisions of Sections
2 and 4 of this ARTICLE III do not apply to directors governed by this Section
15.

                                   ARTICLE IV
                                    Officers

Section 1. Designation of Officers. The officers of the Corporation, who shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders, shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary and a Controller. The Board of
Directors from time to time may choose such other officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The Chairman of the Board shall be chosen from among the directors; the other officers need not be directors.

Section 2. Term of Office; Resignation; Removal. The term of office of each officer shall be until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and shall have qualified, or until his death, resignation or removal, whichever is sooner.
Any officer may resign at any time by giving written notice to the Board of
Directors or to the Secretary. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any officer may be removed at any time either with or without cause by the Board of Directors.

Section 3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Board of Directors. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, may be filled for the unexpired portion of the term by the Board of Directors.

Section 4. Authority of Officers. Subject to the power of the Board of Directors in its discretion to change and redefine the duties of the officers of the
Corporation by resolution in such manner as it may from time to time determine, the duties of the officers of the Corporation shall be as follows:

(a) Chairman of the Board. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors. Subject to the direction of the

                                       11

Board of Directors, he shall generally manage the affairs of the Board and perform such other duties as are assigned by the Board.

(b) Chief Executive Officer. Chief Executive Officer of the Corporation shall execute all the powers and perform all the duties usual to such office. Subject to the discretion of the Board of Directors, he shall have the responsibility for the strategic management of the affairs of the Corporation. The Chief
Executive Officer shall perform such other duties as may be prescribed by or assigned to him from time to time by the Board of Directors. He shall preside at all meetings of the shareholders and, in case of absence of Chairman of the
Board, at meetings of the Board of Directors. He may appoint officers, agents or employees other than those appointed by the Board of Directors.

(c) President. President shall execute all the powers and perform all the duties usual to such office. Subject to the Direction of the Chief Executive Officer,
he shall have responsibility for the general management of the affairs of the
Corporation. The President shall perform such other duties as may be prescribed by or assigned to him from time to time by the Board of Directors. In the absence or disability of the Chief Executive Officer, the President designated by the board or the Chief Executive Officer shall perform the duties and exercise the powers of the Chief Executive Officer. President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

(d) Other Officers. The other officers of the Corporation shall have such powers and shall perform such duties as generally pertain to their respective offices, as well as such powers and duties as the Board of Directors, the Executive
Committee, the Chief Executive Officer or the President may prescribe.

Section 5. Divisional Titles. Any one of the Chief Executive Officer, President,
or Vice President of Human Resources and Administration (each one an "Appointing
Person"), may from time to time confer upon any employee of a division of the
Corporation the title of President, Vice President, Treasurer or Secretary of
such division or any other divisional title or titles deemed appropriate. Any such titles so conferred may be discontinued and withdrawn at any time by any one Appointing Person. Any employee of a division designated by such a divisional title shall have the powers and duties with respect to such division as shall be prescribed by the Appointing Person. The conferring, withdrawal or discontinuance of divisional titles shall be in writing and shall be filed with the Secretary of the Corporation.

Section 6. Salaries. The salaries and other compensation of the principal officers of the Corporation shall be fixed from time to time by the Board of
Directors.

                                    ARTICLE V
                     Execution of Corporate Instruments and
                 Voting of Securities Owned by the Corporation

Section 1. Execution of Instruments. The Board of Directors may in its
discretion determine the method and designate the signatory officer or officers or other person or persons, to execute any corporate instrument or document, or

                                       12

to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation.
All checks and drafts drawn on banks or other depositories on funds to the credit of the Corporation or in special accounts of the Corporation, shall be signed by such person or persons as the Treasurer or such other person designated by the Board of Directors for that purpose shall authorize so to do.

Section 2. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations and business entities owned or held by the
Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors.

                                   ARTICLE VI
                      Shares of Stock and Other Securities

Section 1. Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the
Articles of Incorporation and applicable law. Every holder of stock in the
Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice President and by the Treasurer or
Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the
Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section
78.242 of the Nevada Revised Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the
Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of

                                       13

a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to indemnify the Corporation in such manner as it shall require and/or to give the
Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3. Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a certificate or certificates for a like number of shares, properly endorsed.

Section 4. Fixing Record Dates. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the
Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the stock and other securities of the
Corporation, and may appoint transfer agents and registrars of any class of stock or other securities of the Corporation.

Section 7. Other Securities of the Corporation. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates, may be signed by the Chairman of the Board (if there be such an officer appointed), or the President or any Vice President or such other person as may be authorized by the Board of Directors and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be

                                       14

issued, the signature of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the
Corporation, or such other person as may be authorized by the Board of
Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security or whose facsimile signature shall appear thereon shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the
Corporation.

                                   ARTICLE VII
                                 Corporate Seal

The corporate seal shall consist of a die bearing the name of the Corporation and the state and date of its incorporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII
          Indemnification of Officers, Directors, Employees and Agents

Section 1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those
by or in the Right of the Corporation. Subject to Section 3 of this ARTICLE
VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The right to indemnification conferred in this ARTICLE VIII shall be a contract right.

                                       15

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the
Right of the Corporation. Subject to Section 3 of this ARTICLE VIII, the
Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses
(including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3. Authorization of Indemnification. Any indemnification under this
ARTICLE VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
ARTICLE VIII, as the case may be. Such determination shall be made (i) by the
Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director or officer of the
Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys'
fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this ARTICLE VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in
Sections 1 or 2 of this ARTICLE VIII, as the case may be.

                                       16

Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this ARTICLE VIII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Nevada for indemnification to the extent otherwise permissible under Sections 1 and 2 of this ARTICLE VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this ARTICLE VIII, as the case may be.
Neither a contrary determination in the specific case under Section 3 of this
ARTICLE VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the
Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VIII.

Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The
indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the
Corporation that indemnification of the persons specified in Sections 1 and 2 of this ARTICLE VIII shall be made to the fullest extent permitted by law. The provisions of this ARTICLE VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this
ARTICLE VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Nevada Revised Statutes, or otherwise.

Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the
Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this ARTICLE VIII.

                                       17

Section 9. Certain Definitions. For purposes of this ARTICLE VIII, references to
"the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this ARTICLE VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this ARTICLE VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the
Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this ARTICLE
VIII.

Section 10. Survival of Indemnification and Advancement of Expenses. The
indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Limitation on Indemnification. Notwithstanding anything contained in this ARTICLE VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the
Corporation.

Section 12. Indemnification of Employees and Agents. The Corporation may, to the
extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this ARTICLE VIII to directors and officers of the Corporation.

Section 13. Effect of Amendment. Any amendment, repeal or modification of this
ARTICLE VIII shall not (a) adversely affect any right or protection of any director or officer existing at the time of such amendment, repeal or modification, or (b) apply to the indemnification of any such person for liability, expense, or loss stemming from actions or omissions occurring prior to such amendment, repeal, or modification.

                                       18

Section 14. Authority to Enter into Indemnification Agreements. The Corporation may enter into indemnification agreements with the directors and officers of the
Corporation, including, without limitation, any indemnification agreement in substantially the form set forth in Exhibit 1 attached to these By-Laws.

                                   ARTICLE IX
                                     Notices

Whenever, under any provisions of these By-Laws, notice is required to be given to any stockholder, the same shall be given in writing, timely and duly deposited in the United States Mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent. Any notice required to be given to any director may be given by any of the methods stated in Section 8 of ARTICLE III hereof, except that such notice other than one which is delivered personally, shall be sent to such address or (in the case of facsimile telecommunication) facsimile telephone number as such director shall have disclosed in writing to the Secretary of the
Corporation, or, in the absence of such filing, to the last known post office address of such director. If no address of a stockholder or director be known, such notice may be sent to the office of the Corporation required to be maintained pursuant to Section 2 of ARTICLE I hereof. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram or other means of electronic transmission shall be deemed to have been given as at the sending time recorded by the telegraph company or other electronic transmission equipment operator transmitting the same. It shall not be necessary that the same method of giving be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others. The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such a stockholder or such director to receive such notice. Whenever any notice is required to be given under the provisions of Nevada corporate law or of the Articles of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever notice is required to be given, under any provision of law or of the Articles of
Incorporation or By-Laws of the Corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is

                                       19

such as to require the filing of a certificate under any provision of the Nevada
Revised Statutes, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

                                    ARTICLE X
                                   Amendments

The Board of Directors is expressly authorized to adopt, alter and repeal the
By-Laws of the Corporation in whole or in part at any regular or special meeting of the Board of Directors, by vote of a majority of the entire Board of
Directors. The By-Laws may also be adopted, altered or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of the Corporation outstanding and entitled to vote thereon.

                            CERTIFICATE OF SECRETARY

The undersigned, President and Secretary of BMB Munai, Inc., a Nevada
corporation, hereby certifies that the foregoing is a full, true and correct copy of the By-Laws of said Corporation, with all amendments to date of this
Certificate.

WITNESS the signature of the undersigned and the seal of the Corporation this
23rd day of June, 2006.

/s/ Askar Tashtitov
Askar Tashtitov, President

/s/ Adam R. Cook
Adam R. Cook, Secretary

                                       20

                                   Exhibit (1)
                            INDEMNIFICATION AGREEMENT

         AGREEMENT, effective as of __________________between BMB Munai, Inc., a
Nevada corporation (the "Company"), and _____________________ (the
"Indemnitee").

         WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available.

         WHEREAS, Indemnitee is a director/officer of the Company.

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of public companies in today's environment;

         WHEREAS, the Articles of Incorporation and the By-laws of the Company require the Company to indemnify and advance expenses to its directors to the fullest extent permitted by law and the Indemnitee has been serving and continues to serve as a director or officer of the Company in part in reliance on such Articles of Incorporation and By-laws;

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and Indemnitee's reliance on the aforesaid
Articles of Incorporation and By-laws, and in part to provide Indemnitee with specific contractual assurance that the protection promised by such Articles of
Incorporation and By-laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Articles of Incorporation and By-laws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), and in order to induce
Indemnitee to continue to provide services to the Company as a director or officer thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this
Agreement, and, to the extent insurance is maintained, for the continued
coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions.

(a) Change in Control: shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of
1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the
"beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting
Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all of the Company's assets.

(b) Expense: include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Proceeding relating to any Indemnifiable
Event.

(c) Indemnifiable Event: any event or occurrence that takes place either prior to or after the execution of this Agreement, related to the fact that Indemnitee is or was a director or an officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

(d) Potential Change in Control: shall be deemed to have occurred if (i) the
Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of Change in Control; (ii) any person (including the
Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(e) Proceeding: any threatened, pending or completed action, suit or proceeding, or any inquiry, hearing or investigation, whether conducted by the Company or

                                       2

any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

(f) Reviewing Party: any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the special, independent counsel referred to in Section 3) who is not a party to the particular Proceeding with respect to which Indemnitee is seeking indemnification.

(g) Voting Securities: any securities of the Company which vote generally in the election of directors.

2. Agreement to Indemnify.

(a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Proceeding by reason of (or arising in part out of) an
Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law, as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement
(including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the
Trust). Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5, prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any
Proceeding initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding. If so requested by Indemnitee, the Company shall advance (within ten business days of such request) any and all Expenses to
Indemnitee (an "Expense Advance").

(b) Notwithstanding the foregoing, (i) the obligations of the Company under
Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special, independent counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a)
shall be subject to the condition that, if, when and to the extent that the
Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that
Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial

                                       3

determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such
Change in Control), the Reviewing Party shall be the special, independent counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the State of Nevada having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

3. Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense
Advances under this Agreement or any other agreement or under applicable law or the Company's Articles of Incorporation or By-Laws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or the Indemnitee
(other than in connection with such matters) within the last five years. Such independent counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of special, independent counsel pursuant hereto.

4. Establishment of Trust. In the event of a Potential Change in Control, the
Company shall, upon written request by Indemnitee, create a Trust for the benefit of the Indemnitee and from time to time upon written request of
Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all
Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Proceeding relating to an Indemnifiable event, and any and all judgments, fines, penalties and settlement amounts of any and all Proceedings relating to an Indemnifiable
Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the special, independent counsel referred to above is

                                       4

involved. The terms of the Trust shall provide that upon a Change in Control (i)
the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee, (ii) the Trustee shall advance, within ten business days of a request by the Indemnitee, any and all Expenses to the
Indemnitee (and the Indemnitee hereby agrees to reimburse the Trust under the circumstances under which the Indemnitee would be required to reimburse the
Company under Section 2(b) of this Agreement), (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the Trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this
Agreement or otherwise, and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Indemnitee has been fully indemnified under the terms of this Agreement. The Trustee shall be chosen by the Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the Trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

5. Indemnification for Expenses Incurred in Enforcing this Agreement. The
Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees), and, if requested by Indemnitee, shall (within ten business days of such request) advance such expenses to Indemnitee, which are incurred by
Indemnitee in connection with any claim asserted against or action brought by
Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law or the
Company's Articles of Incorporation or By-laws now or hereafter in effect relating to indemnification for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the
Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this
Agreement to indemnification by the Company for some or a portion of the
Expenses, judgments, fines, penalties and amounts paid in settlement of a
Proceeding but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which
Indemnitee is entitled. Moreover, notwithstanding any other provision of this
Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all
Expenses incurred in connection therewith.

7. Defense to Indemnification, Burden of Proof and Presumptions. It shall be a defense to any action brought by the Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Company) that the Indemnitee has not met the standards of conduct that make it permissible under Nevada corporate law for the Company to indemnify the Indemnitee for the amount claimed. In

                                       5

connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proving such a defense shall be on the Company. Neither the failure of the
Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action by the Indemnitee that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Nevada corporate law, nor an actual determination by the Company
(including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the
Indemnitee has not met the applicable standard of conduct. For purposes of this
Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

8. Non-exclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Articles of
Incorporation or By-laws or the Nevada corporate law or otherwise. To the extent that a change in Nevada corporate law (whether by statute or judicial decision)
permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation and By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this
Agreement the greater benefits so afforded by such change.

9. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the
Company against Indemnitee, Indemnitee's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

11. Amendment of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

                                       6

12. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of
Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13. No Duplication of Payments. The Company shall not be liable under this
Agreement to make any payment in connection with any claim made against
Indemnitee to the extent Indemnitee has otherwise actually received payment
(under any insurance policy, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

14. Settlement of Claims. The Company shall not be liable to indemnify
Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without the Company's written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the
Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement. The Company shall not be liable to indemnify the Indemnitee under this Agreement with regard to any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the
Company, by written agreement in form and substance satisfactory to the
Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company's request.

16. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

                                       7

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the _______________ day of _______________, 20___.

BMB MUNAI, INC.

By:____________________________________
Name:
Title:

"INDEMNITEE"

_______________________________________

                                       8